EXHIBIT 12.1

BankUnited Financial Corporation
Ratio of Earnings to Combined fixed Charges and Preferred Stock Dividends

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
                                                                               For the years ended September 30:
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                                                                 2000          1999           1998         1997           1996
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                                                                                      (Dollars in thousands)
Fixed charges (excluding interest on deposits)

Interest on Borrowings                                           92,517        80,860         74,112        25,824        13,832
Rent (33%)                                                        1,160         1,101            742           542           302
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  Total Fixed Charges                                            93,677        81,961         74,854        26,366        14,134

Income (loss) before income taxes and Extraordinary items        25,075        (5,497)        12,366        12,632         4,243
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Earnings                                                        118,752        76,464         87,220        38,998        18,377
                                                               =================================================================

Total fixed charges                                              93,677        81,961         74,854        26,366        14,134
Preferred stock dividends on a pretax basis                       1,284         1,247          1,448         4,661         3,460
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  Combined fixed charges and preferred stock dividends           94,961        83,208         76,302        31,027        17,594
                                                               =================================================================

Ratio of earnings to combined fixed charges and preferred
  stock dividends                                                1.25:1        0.92:1         1.14:1        1.26:1        1.04:1
                                                               =================================================================
Fixed charges (including interest on deposit)

Interest on Deposits                                            126,629       106,655         93,431        50,136        20,791
Interest on Borrowings                                           92,517        80,860         74,112        25,824        13,832
Rent (33%)                                                        1,160         1,101            742           542           302
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  Total Fixed Charges                                           220,306       188,616        168,285        76,502        34,925

Income (loss) before income taxes and Extraordinary items        25,075        (5,497)        12,366        12,632         4,243
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Earnings                                                        245,381       183,119        180,651        89,134        39,168
                                                               =================================================================

Total fixed charges                                             220,306       188,616        168,285        76,502        34,925
Preferred stock dividends on a pretax basis                       1,284         1,247          1,448         4,661         3,460
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  Combined fixed charges and preferred stock dividends          221,590       189,863        169,733        81,163        38,385
                                                               =================================================================
Ratio of earnings to combined fixed charges and preferred
  stock dividends                                                1.11:1        0.96:1         1.06:1        1.10:1        1.02:1
                                                               =================================================================
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